EXHIBIT 11
                            U S WEST, Inc.
               Computation of Earnings Per Common Share
               (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                     March 31,
                                                  1996       1995
EARNINGS PER COMMON SHARE: (1)<F1>             ---------  ----------
Net income                                     $      -     $329,636
Less preferred dividends                              -          827
Net income available for common                ---------- ----------
  share calculation                            $      -     $328,809
                                               ========== ==========


Weighted average common shares outstanding            -      468,557
                                               ========== ==========


Earnings per common share                      $      -        $0.70
                                               ========== ==========

<F1>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.

EXHIBIT 11 (cont'd.)
                            U S WEST, Inc.
               Computation of Earnings Per Common Share
               (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                     March 31,
EARNINGS PER COMMON AND COMMON                    1996       1995
  EQUIVALENT SHARE: (1)<F1>                    ---------  ----------
Net income                                     $      -     $329,636
Less preferred dividends                              -          827
Net income available for common                ---------- ----------
  share calculation                            $      -     $328,809
                                               ========== ==========


Weighted average common shares outstanding            -      468,557

Incremental shares from assumed
  exercise of stock options                           -          461
                                               ---------- ----------
     Total common shares                              -      469,018
                                               ========== ==========

Earnings per common and common
  equivalent share                             $      -        $0.70
                                               ========== ==========

<F1>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.

EXHIBIT 11 (cont'd.)
                            U S WEST, Inc.
               Computation of Earnings Per Common Share
               (In Thousands, Except Per Share Amounts)


                                               Three Months Ended
                                                     March 31,
EARNINGS PER COMMON SHARE - ASSUMING              1996       1995
   FULL DILUTION: (1)<F1>                      ---------  ----------
Net income                                     $      -     $329,636

Interest on Covertible Liquid Yield
  Option Notes (LYONS)                                -        5,578
                                               ---------- ----------
Adjusted income                                       -      335,214
Less preferred dividends                              -          827
Adjusted net income available for common       ---------- ----------
  share calculation                            $      -     $334,387
                                               ========== ==========


Weighted average common shares outstanding            -      468,557

Incremental shares from assumed
  exercise of stock options                           -          600
Shares issued upon conversion of LYONS                -        9,894
                                               ---------- ----------
     Total common shares                              -      479,051
                                               ========== ==========
Earnings per common share -
  assuming full dilution                       $      -        $0.70
                                               ========== ==========

<F1>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.